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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts," "Summary Consolidated Financial and Operating Information," and "Selected Consolidated Financial Data" and to the use of our report dated February 21, 2001, except as to note 2 which is as of March 1, 2001, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-72338) of Dynacare Inc. for the registration of 5,750,000 common shares.


Our audits also included the financial statement schedule of Dynacare Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP
                                          Chartered Accountants


Toronto, Canada
October 31, 2001